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                                                                    EXHIBIT 8.2




March 9, 1998




Zindart Limited
Flat C&D,25/F  Block 1
Tai Ping Industrial Centre
57 Ting KoK Road
Hong Kong

Ladies and Gentlemen:

We have acted as counsel in the People's Republic of China (the "PRC") for Zindart Limited, a limited liability company incorporated under the Companies Ordinance of Hong Kong (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering of up to 3,450,000, American Depositary Shares (the "ADSs") of the company each representing One Ordinary Share, par value US$ 0.065 per share (the "Shares").

We have reviewed the originals or copies, certified or otherwise identified to our satisfaction of such instruments and other documents and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

Based upon foregoing, and subject to further qualifications set forth below, we are of the opinion that the statements in the Prospectus under the caption "Enforceabilty of Civil Liabilities" "Risk Factors-Risk Relating to the Company-Taxation", "Risk Factors-Risk Relating to the Company-Environmental Matters", "Business-Environmental Matters", and "Taxation-PRC Taxation" are accurate, complete and fair. The statements under the heading "Taxation PRC Taxation" are incorporated and adopted herein as our opinion.

This opinion is confined and given on the basis of the laws of the PRC, and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than the PRC.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and the opinion expressed under the headings "Enforceability of Civil Liabilities", "Taxation" "Legal Matters" and elsewhere as it appears in the Prospectus, without thereby admitting that we are "experts" under the Securities Act of the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement.

Yours sincerely,


Guangzhou Law Office

/s/ Illegible
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